NEWS

For Further

Information

Contact:

William R. Jellison	FOR IMMEDIATE RELEASE

Senior Vice President and

Chief Financial Officer

(717) 849-4243

DENTSPLY International Inc.

Reports Record Third Quarter 2008 Sales and Earnings

York, PA – October 28, 2008 -- DENTSPLY International Inc. (NASDAQ–XRAY) today announced record sales and earnings for the three months ended September 30, 2008.

FINANCIAL RESULTS

Three Months Ended September 30, 2008

Net sales in the third quarter of 2008 increased 8.6% to $530.0 million compared to $488.1 million reported for the third quarter of 2007. Net sales, without precious metal content, increased 9.6% to $488.1 million in the third quarter of 2008, as we continued to benefit from a balanced portfolio of dental products with a diversified geographic mix, favorable exchange impact and acquisition growth.

Net income for the third quarter of 2008 was $66.0 million, or $0.44 per diluted share, compared to $0.42 per diluted share in the third quarter of 2007. Net income in the third quarter of 2008 included an $11.4 million net of tax charge for restructuring and other costs, and a net benefit for income tax-related adjustments of $8.2 million, which combined, reduced earnings per share on a net basis by $.02 per diluted share. The third quarter of 2007 included the net of tax impact of restructuring and other costs of $3.0 million and a net benefit for income tax-related adjustments of $7.8 million, which combined, benefited earnings per diluted share by $.03.

Net income on a non-GAAP basis, (excluding restructuring and other costs, and income tax-related adjustments), was $69.3 million or $0.46 per diluted share in the third quarter of 2008 compared to $61.0 million or $0.39 per diluted share in the third quarter of 2007. This represents a 17.9% increase in earnings per diluted share on an adjusted non-GAAP basis. For a reconciliation of GAAP and non-GAAP measures, see the attached table.

2008 Third Quarter Results & 2008 Full Year Outlook

Bret Wise, Chairman and Chief Executive Officer, stated “We are very pleased to once again deliver record top and bottom line results in the third quarter. We continue to benefit from our role as a key diversified player in the global dental industry, which generally has less volatility than broader markets. We believe our global market position and financial strength in today’s economic environment will allow us to develop a stronger presence in the worldwide dental market as we move forward.“

Mr. Wise went on to state, “While we acknowledge that economic volatility is making global markets more unpredictable, our strong and consistent year-to-date performance, new product launches, and current assessment of business and market conditions continue to give us confidence in our business model. We are reconfirming our 2008 guidance of $1.86 to $1.91 for earnings per diluted share. Guidance for 2008 excludes income tax related adjustments, restructuring and other costs, and the benefit from the provisions of SFAS 157.”

ADDITIONAL INFORMATION

A conference call has been scheduled for Wednesday, October 29, 2008 at 8:30 AM Eastern Time. A live broadcast is available through Shareholder.com by accessing DENTSPLY’s website at www.dentsply.com. The Conference ID # is 1471266. If you would like to participate in this call, dial (877) 719-9799 (for domestic calls), and (719)325-4820 (for international calls). An on-line rebroadcast, as well as a transcript of the call, will be available to the public following the call at the DENTSPLY website: www.dentsply.com. A replay will be available for one week following the conference call at (888) 203-1112 (for domestic calls) and (719) 457-0820 (for international calls), Passcode # 1471266.

DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world’s leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental implants, impression materials, orthodontic appliances, dental cutting instruments, infection control products, and dental injectable anesthetics. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors.

These risk factors include, without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental products, outcome of litigation, continued support of our products by influential dental professionals, and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results. For an additional description of risk factors, please refer to the Company’s Annual Report on Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

NON-GAAP FINANCIAL MEASURES

DENTSPLY believes that the non-GAAP financial information provided in this release may be useful to investors for comparison purposes because the Company has historically provided similar information. The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

DENTSPLY INTERNATIONAL INC.

CONDENSED STATEMENTS OF INCOME

(IN THOUSANDS EXCEPT PER SHARE DATA)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,		September 30,

	2008	2007	2008	2007

NET SALES	$529,953	$488,103	$1,685,582	$1,468,329
NET SALES - Ex Precious Metals	488,086	445,332	1,526,607	1,330,706

COST OF PRODUCTS SOLD	249,770	235,113	804,670	700,277

GROSS PROFIT	280,183	252,990	880,912	768,052
% OF NET SALES	52.9%	51.8%	52.3%	52.3%
% OF NET SALES - Ex Precious Metals	57.4%	56.8%	57.7%	57.7%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	180,729	165,708	565,599	501,869

RESTRUCTURING AND OTHER COSTS	18,539	4,692	20,202	8,889

INCOME FROM OPERATIONS	80,915	82,590	295,111	257,294
% OF NET SALES	15.3%	16.9%	17.5%	17.5%
% OF NET SALES - Ex Precious Metals	16.6%	18.5%	19.3%	19.3%

NET INTEREST AND OTHER NON OPERATING (INCOME) EXPENSE	5,664	745	15,018	(3,643)

PRE-TAX INCOME	75,251	81,845	280,093	260,937

INCOME TAXES	9,204	16,126	67,219	71,313

NET INCOME	$66,047	$65,719	$212,874	$189,624
% OF NET SALES	12.5%	13.5%	12.6%	12.9%
% OF NET SALES - Ex Precious Metals	13.5%	14.8%	13.9%	14.2%

EARNINGS PER SHARE
-BASIC	$0.44	$0.43	$1.43	$1.25
-DILUTIVE	$0.44	$0.42	$1.40	$1.23

DIVIDENDS PER SHARE	$0.045	$0.040	$0.135	$0.120

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
-BASIC	148,775	151,632	149,186	151,886
-DILUTIVE	151,697	154,736	152,137	154,735

DENTSPLY INTERNATIONAL INC.

CONDENSED BALANCE SHEETS

(IN THOUSANDS)

	September 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:

CASH AND CASH EQUIVALENTS	$54,205	$169,384
SHORT TERM INVESTMENTS	190,545	146,939
ACCOUNTS AND NOTES RECEIVABLE-TRADE,NET	345,477	307,622
INVENTORIES, NET	278,761	258,032
OTHER CURRENT ASSETS	103,108	100,045
TOTAL CURRENT ASSETS	972,096	982,022

PROPERTY, PLANT AND EQUIPMENT, NET	386,885	371,409
IDENTIFIABLE INTANGIBLE ASSETS, NET	68,466	76,167
GOODWILL, NET	1,145,212	1,127,420
OTHER NONCURRENT ASSETS, NET	88,652	118,551

TOTAL ASSETS	$2,661,311	$2,675,569

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES	$338,047	$312,411
LONG-TERM DEBT	401,685	482,063
OTHER LIABILITIES	271,618	304,146
DEFERRED INCOME TAXES	63,187	60,547
TOTAL LIABILITIES	1,074,537	1,159,167

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	355	296
STOCKHOLDERS’ EQUITY	1,586,419	1,516,106

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,661,311	$2,675,569

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metals content basis to the non-GAAP financial measures.

Three Months Ended September 30, 2008

	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$80,915	16.6%

Restructuring and Other Costs	18,539	3.8%

Adjusted Non-GAAP Operating Earnings	$99,454	20.4%

Three Months Ended September 30, 2007
	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$82,590	18.5%

Restructuring and Other Costs	4,692	1.1%

Adjusted Non-GAAP Operating Earnings	$87,282	19.6%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Three Months Ended September 30, 2008

	Income (Expense)	Diluted Per Share

Net Income	$66,047	$0.44

Restructuring and Other Costs, Net of Tax	11,398	0.07

Income Tax Related Adjustments	(8,169)	(0.05)

Adjusted Non-GAAP Earnings	$69,276	$0.46

Three Months Ended September 30, 2007
	Income (Expense)	Diluted Per Share

Net Income	$65,719	$0.42

Restructuring and Other Costs, Net of Tax	3,032	0.02

Income Tax Related Adjustments	(7,756)	(0.05)

Adjusted Non-GAAP Earnings	$60,995	$0.39

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metals content basis to the non-GAAP financial measures.

Nine Months Ended September 30, 2008

	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$295,111	19.4%

Restructuring and Other Costs	20,202	1.3%

Adjusted Non-GAAP Operating Earnings	$315,313	20.7%

Nine Months Ended September 30, 2007
	Operating Income (Expense)	Percentage Of Net Sales, Ex Precious Metals Content

Income from Operations	$257,294	19.3%

Restructuring and Other Costs	8,889	0.7%

Adjusted Non-GAAP Operating Earnings	$266,183	20.0%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Nine Months Ended September 30, 2008

	Income (Expense)	Diluted Per Share

Net Income	$212,874	$1.40

Provisions of SFAS 157, Net of Tax	(1,129)	(0.01)

Restructuring and Other Costs, Net of Tax	12,432	0.08

Income Tax Related Adjustments	(6,513)	(0.04)

Adjusted Non-GAAP Earnings	$217,664	$1.43

Nine Months Ended September 30, 2007
	Income (Expense)	Diluted Per Share

Net Income	$189,624	$1.23

Restructuring Costs, Net of Tax	5,709	0.04

Income Tax Related Adjustments	(7,400)	(0.05)

Rounding	-	(0.01)

Adjusted Non-GAAP Earnings	$187,933	$1.21